SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 25, 2006
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Mr. Josefowicz, President, Chairman and Chief Executive Officer of the Company, has advised the Board of Directors of the Company that he will retire within the next two years. In order to provide for an orderly transition, the Company and Mr. Josefowicz have entered into a two year employment and consultancy agreement (the “Agreement”), a copy of which is included as an exhibit to this Report.

Under the Agreement, Mr. Josefowicz will continue to serve in his current position until a date specified by the Board (his “Retirement Date”). From his Retirement Date through the end of term of the Agreement, Mr. Josefowicz will serve as a non-exclusive, senior level consultant to the Company, assisting in the transition process and on other projects as reasonably requested by the Board.

During the term of the Agreement, Mr. Josefowicz will continue to receive his current annual base salary of $710,000, and will be entitled to an annual bonus to the extent that applicable performance goals are met under the Company's Annual Incentive Bonus Plan. However, in the event that his Retirement Date occurs prior to the end of a fiscal year, he will receive his targeted bonus for the fiscal year in which his Retirement Date occurs, and, in the case of retirement during fiscal 2006, he will not receive a bonus for fiscal 2007 but his base compensation for fiscal 2007 will be $1,278,000. He will not receive any new awards under the Company’s Long-Term Incentive Plan but, in lieu thereof, if he remains in his current position through the end of fiscal 2006, he will receive a payment of $40,000 per month for each month from the beginning of fiscal 2006 until his Retirement Date (the “Retention Bonus”). The Retention Bonus will be payable to Mr. Josefowicz as soon as practicable after his Retirement Date. Mr. Josefowicz’s 2004 and 2005 long-term incentive awards will be cancelled and he will receive in lieu thereof $1.5 million payableafter the term of the Agreement. He also will receive the final payment of $120,000 under a prior agreement if he continues to hold 90,000 shares of the Company’s stock, and will receive a payment pursuant to his 2003 long-term incentive award to the extent that the applicable performance criteria are met.

In the event of Mr. Josefowicz’s death or disability prior to his Retirement Date, the payment in lieu of his 2004 and 2005 incentive awards, as well the payments relating to his stock ownership and his 2003 incentive award, will be made. Upon death or disability, all other payments will cease except that, if his Mr. Josefowicz’s death or disability occurs after his Retirement Date and the Company does not continue his existing life and disability insurance coverage (or any similarly-costed replacement coverage), all payments under the Agreement will continue to be paid to Mr. Josefowicz at the times provided in the Agreement. The Agreement provides for continued indemnification rights for Mr. Josefowicz and contains certain restrictive covenants prohibiting him from competing with the Company and soliciting customers and employees of the Company during the term of the Agreement and for two years thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: January 25, 2006	By:	/s/ EDWARD W. WILHELM
Edward W. Wilhelm
Chief Financial Officer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX

DESCRIPTION OF EXHIBITS

Exhibits:
10.26	Employment and Consultancy Agreement between Mr. Josefowicz and the Company